UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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ZOOM TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)

Not Applicable
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ZOOM TECHNOLOGIES, INC.
207 South Street
Boston, MA 02111

May 18, 2007

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Zoom Technologies, Inc. to be held on Friday, June 22, 2007 at the headquarters of Zoom Technologies, 207 South Street, Boston, Massachusetts 02111. The location is near South Station in downtown Boston.

A buffet breakfast will be available starting at 9:15 a.m. Eastern time, and the meeting will begin at 10:00 a.m. Officers and directors will be available for discussion before and after the meeting. After the short formal part of the meeting, there will be a business presentation and a question-and-answer period.

Whether or not you plan to attend, we urge you to sign and return the enclosed proxy so that your shares will be represented at the meeting. If you change your mind about your proxy at the meeting, you can withdraw your proxy and vote in person.

I look forward to seeing those of you who will be able to attend.

Frank B. Manning
President

ZOOM TECHNOLOGIES, INC.

207 South Street
Boston, MA 02111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Zoom Technologies, Inc. will be held on Friday, June 22, 2007 at 10:00 a.m. Eastern time at Zoom's headquarters located at 207 South Street, Boston, Massachusetts 02111. The meeting will be held for the following purposes:

1.	To elect five (5) directors to serve for the ensuing year and until their successors are duly elected.

2.	To consider and act upon a proposal to amend the Zoom Technologies, Inc. 1990 Stock Option Plan.

3.	To consider and act upon a proposal to amend the Zoom Technologies, Inc. 1998 Employee Equity Incentive Plan.

4.	To transact any other business that may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 24, 2007 as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and any continuation or adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting. To assure your representation at the Annual Meeting, you are urged to mark, sign, and date and return the enclosed proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Frank B. Manning
President

Boston, Massachusetts
May 18, 2007

IMPORTANT: YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED, SO THAT IF YOU ARE UNABLE TO ATTEND THE MEETING YOUR SHARES MAY NEVERTHELESS BE VOTED. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOUR PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE BY FILING WITH THE SECRETARY OF ZOOM A WRITTEN REVOCATION, BY EXECUTING A PROXY AT A LATER DATE, OR BY ATTENDING AND VOTING AT THE MEETING.

THANK YOU FOR ACTING PROMPTLY.

ZOOM TECHNOLOGIES, INC.

PROXY STATEMENT FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 22, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Zoom Technologies, Inc., for use at the Annual Meeting of Stockholders to be held on Friday, June 22, 2007 at 10:00 a.m. Eastern time (the "Annual Meeting"), or at any continuation or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the headquarters of Zoom located at 207 South Street, Boston, Massachusetts 02111. This proxy statement, the accompanying Notice of the Annual Meeting, proxy card, and Zoom's Annual Report on Form 10-K for the year ending December 31, 2006 are first being mailed to stockholders on or about May 18, 2007. In this proxy statement we refer to Zoom Technologies, Inc. as “Zoom,” “we,” or “us.”

Record Date, Stock Ownership and Voting

Only stockholders of record at the close of business on April 24, 2007 are entitled to receive notice of and to vote at the Annual Meeting. At the close of business on April 24, 2007 there were outstanding and entitled to vote 9,346,966 shares of common stock, par value $.01 per share ("Common Stock"). Each stockholder is entitled to one vote for each share of Common Stock. One-third of the shares of Common Stock outstanding and entitled to vote is required to be present or represented by proxy at the Annual Meeting in order to constitute the quorum necessary to take action at the Annual Meeting.

The five (5) nominees for the Board of Directors who receive the greatest number of votes cast by stockholders present in person or represented by proxy and entitled to vote thereon will be elected directors of Zoom. The affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote thereon is required to approve Proposal No. 2 relating to the amendment to the Zoom Technologies, Inc. 1990 Stock Option Plan, as amended (the "1990 Stock Option Plan") and Proposal No. 3 relating to the amendment to the Zoom Technologies, Inc. 1998 Employee Equity Incentive Plan, as amended (the "1998 Plan").

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. The inspector of elections will treat abstentions as shares of Common Stock that are present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the outcome of the vote for the election of directors, but will have the effect of being cast against the proposals to amend the 1990 Stock Option Plan and the 1998 Plan, even though the stockholder so abstaining may intend a different interpretation. Shares of Common Stock held of record by brokers who do not return a signed and dated proxy or do not comply with the voting instructions will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted in the election of directors, on the proposal to amend the 1990 Stock Option Plan, or on the proposal to amend the 1998 Plan. Shares of Common Stock held of record by brokers who return a signed and dated proxy or comply with the voting instructions but who fail to vote on any of the election of directors, the proposal to amend the 1990 Stock Option Plan, or on the proposal to amend the 1998 Plan will be considered present at the Annual Meeting and will count toward the quorum but will have no effect on any proposal not voted.

Revocability of Proxies

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before the final vote. A person’s proxy vote may be revoked by filing a written notice of revocation with the Secretary of Zoom at Zoom's headquarters, 207 South Street, Boston, Massachusetts 02111, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Solicitation

All costs of this solicitation of proxies will be borne by Zoom. Zoom may reimburse banks, brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses incurred in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, fax, electronic mail, or personal solicitations by directors, officers, or employees of Zoom. No additional compensation will be paid for any such services.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

A board of five (5) directors is to be elected at the Annual Meeting. The Board of Directors, upon the recommendation of the Nominating Committee, has nominated the persons listed below for election as directors of Zoom:

•	Frank B. Manning

•	Peter R. Kramer

•	Bernard Furman

•	J. Ronald Woods

•	Joseph J. Donovan

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. All nominees are currently directors of Zoom. In the event that any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee, if any, who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or unwilling to serve as a director. The proposed nominees are not being nominated pursuant to any arrangement or understanding with any person. Each director elected will hold office until the next Annual Meeting or until his successor is duly elected or appointed and qualified, unless his office is earlier vacated in accordance with the Certificate of Incorporation of Zoom or he becomes disqualified to act as a director. The five (5) nominees who receive the greatest number of votes cast by stockholders present, in person or by proxy, and entitled to vote at the Annual Meeting, will be elected directors of Zoom.

The Board of Directors Recommends that You Vote “FOR” the
Election of the Five Nominees set forth Above.

BOARD OF DIRECTORS AND MANAGEMENT

Information Regarding the Board of Directors

The Board of Directors currently consists of five members. At each meeting of stockholders, directors are elected for a one-year term. The following table and biographical descriptions set forth information regarding the current members of the Board of Directors, all of whom have been nominated for re-election.

Name	Age	Principal Occupation	Director Since
Frank B. Manning	58	Chief Executive Officer, President and Chairman of the Board of Zoom Technologies, Inc.	1977
Peter R. Kramer	55	Executive Vice President and Director of Zoom Technologies, Inc.	1977
Bernard Furman (1)	77	Consultant	1991
J. Ronald Woods (1)	71	President of Rowood Capital Corp.	1991
Joseph J. Donovan (1)	57	Director of Education Programs at Suffolk University's Sawyer School of Management	2005

(1)	Current members of the Audit, Nominating and Compensation Committees.

Frank B. Manning is a co-founder of Zoom and has been President, Chief Executive Officer and a Director of Zoom since May 1977, and Chairman of the Board since 1986. He earned his B.S., M.S. and Ph.D. degrees in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation Fellow. Mr. Manning was a director of Microtouch Systems, Inc., a Nasdaq-listed leader in touchscreen technology, from 1993 until its acquisition by 3M in 2001. From 1998 through late 2006 Mr. Manning served as a director of the Massachusetts Technology Development Corporation, a public purpose venture capital firm that invests in seed and early-stage technology companies in Massachusetts. Frank B. Manning is the brother of Terry Manning, Vice President of Sales and Marketing of Zoom.

Peter R. Kramer is a co-founder of Zoom and has been Executive Vice President and a Director of Zoom since May 1977. He earned his B.A. degree in 1973 from SUNY Stony Brook and his M.F.A. degree from C.W. Post College in 1975.

Bernard Furman has been a Director of Zoom since 1991. Mr. Furman, currently retired, has served as a consultant to various companies, including Timeplex, Inc. (formerly listed on the New York Stock Exchange), a world leader in large capacity multiplexer and network management products. He was a co-founder of Timeplex and served as its General Counsel and as a member of its Board of Directors from its inception in 1969, and in 1984 also became Vice Chairman, Chief Administrative Officer and a member of the Executive Committee of the Board, holding all such positions until Timeplex was acquired by Unisys Corporation in 1988.

J. Ronald Woods has been a Director of Zoom since 1991. Since November 2000 Mr. Woods has served as President of Rowood Capital Corp., a private investment Company. From June 1996 to November 2000 Mr. Woods served as Vice President-Investments of Jascan, Inc., a private investment holding company. Prior to that, Mr. Woods served as Vice President-Investments of Conwest Exploration Corporation Ltd., a resource holding company based in Toronto from 1987 to June 1996. He also served as a director, major shareholder and head of research and corporate finance for Merit Investment Corporation, a stock brokerage firm, from 1972 through 1987, and served as the President of Merit Investment Corporation from 1984 through 1987. He is a former Governor of the Toronto Stock Exchange and is currently a director of Anterra Corporation, Inc. and Magnus Energy Ltd.

Joseph J. Donovan has been a Director of Zoom since 2005. Since March 2004 Mr. Donovan has served as the Director of Education Programs of Suffolk University's Sawyer School of Management on the Dean College campus, and he is responsible for the administration of undergraduate and graduate course offerings at Dean College. Mr. Donovan also serves as an adjunct faculty member at Suffolk University's Sawyer School of Management. He teaches Money and Capital Markets, Managerial Economics, and Managerial Finance in the Graduate School of Business Administration at Suffolk University. Mr. Donovan served as the Director of Emerging Technology Development for the Commonwealth of Massachusetts' Office of Emerging Technology from January 1993 through October 2004. Mr. Donovan also served as a director of the Massachusetts Technology Development Corporation, the Massachusetts Emerging Technology Development Fund, and the Massachusetts Community Development Corporation. He received a Bachelor of Arts in Economics and History from St. Anselm College in Manchester, N.H. and a Master's Degree in Economics and Business from the University of Nebraska.

Board of Directors' Meetings and Committees

The Board of Directors held six (6) meetings during the year ending December 31, 2006. Each director attended at least 75% of the meetings of the Board of Directors and each Committee on which he served. All of Zoom's directors are encouraged to attend Zoom's annual meeting of stockholders. All of Zoom's directors other than Mr. Woods were in attendance at Zoom's 2006 Annual Meeting.

Standing committees of the Board include an Audit Committee, a Compensation Committee and a Nominating Committee. During 2006 Messrs. Donovan, Furman and Woods served as the members of each of these Committees.

Board Independence. The Board of Directors has reviewed the qualifications of Messrs. Donovan, Furman and Woods and has determined that each individual is "independent" as such term is defined under the current listing standards of the Nasdaq Stock Market. In addition, each member of the Audit Committee is independent as required under Section 10A (m) (3) of the Securities Exchange Act of 1934, as amended.

Audit Committee. Messrs. Donovan, Furman and Woods are currently the members of the Audit Committee. The Board of Directors has determined that Mr. Woods qualifies as an "audit committee financial expert" as defined by applicable SEC rules.

The Audit Committee operates under a written charter adopted by the Board of Directors, which is publicly available on Zoom's website at www.zoom.com. Under the provisions of the Audit Committee Charter, the primary functions of the Audit Committee are to assist the Board of Directors with the oversight of (i) Zoom's financial reporting process, accounting functions and internal controls and (ii) the qualifications, independence, appointment, retention, compensation and performance of Zoom's independent registered public accounting firm. The Audit Committee is also responsible for the establishment of "whistle-blowing" procedures, and the oversight of certain other compliance matters. The Audit Committee held six (6) meetings during 2006. See "Audit Committee Report" below.

Compensation Committee. Messrs. Donovan, Furman and Woods are currently the members of Zoom's Compensation Committee. The primary functions of the Compensation Committee include (i) reviewing and approving Zoom's executive compensation, (ii) reviewing the recommendations of the Chief Executive Officer regarding the compensation of senior officers, (iii) evaluating the performance of the Chief Executive Officer, and (iv) overseeing the administration of, and the approval of grants of stock options and other equity awarded under Zoom's stock option plans. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the Compensation Committee's written charter is publicly available on Zoom's website at www.zoom.com. The Compensation Committee held one (1) meeting during 2006.

Decisions regarding executive compensation are made by the Compensation Committee. The Compensation Committee is also responsible for administering the 1990 Stock Option Plan and the 1998 Employee Equity Incentive Plan, including determining the individuals to whom stock options are awarded, the terms upon which option grants are made, and the number of shares subject to each option granted. Mr. Manning and Mr. Kramer, both of whom are executive officers and directors of Zoom, made recommendations to the Compensation Committee regarding the granting of stock options and participated in deliberations of the Compensation Committee concerning executive officer compensation. Neither Mr. Manning nor Mr. Kramer participated in any deliberation or vote establishing their compensation.

Nominating Committee. Messrs. Donovan, Furman, and Woods are currently the members of Zoom's Nominating Committee. The primary functions of the Nominating Committee are to (i) identify, review and evaluate candidates to serve as directors of Zoom, and (ii) make recommendations to the Board of candidates for all directorships to be filled by the stockholders or the Board.

The Nominating Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate's personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2008 Annual Meeting of Stockholders, it must follow the procedures described in "Deadline for Receipt of Stockholder Proposals and Recommendations for Director."

The Nominating Committee operates under a written charter adopted by the Board of Directors. A copy of the Nominating Committee's written charter is publicly available on Zoom's website at www.zoom.com. The Nominating Committee held one (1) meeting during 2006.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management Zoom's audited consolidated financial statements for the year ended December 31, 2006. The Audit Committee has also discussed with UHY LLP, Zoom's independent registered public accounting firm for the year ended December 31, 2006, the matters required to be discussed by the Auditing Standards Board Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended. As required by Independence Standards Board Standard No. 1, as amended, "Independence Discussion with Audit Committees," the Audit Committee has received and reviewed the required written disclosures and a confirming letter from UHY LLP regarding their independence, and has discussed the matter with UHY LLP.

Based on its review and discussions of the foregoing, the Audit Committee recommended to the Board of Directors that Zoom's audited consolidated financial statements for 2006 be included in Zoom's Annual Report on Form 10-K for the year ended December 31, 2006.

Audit Committee:

Joseph J. Donovan
Bernard Furman
J. Ronald Woods

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-K requires us to disclose in our proxy statement any transaction involving more than $120,000 in which Zoom is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Since January 1, 2006, Zoom has not been a participant in any transaction that is reportable under Item 404(a) of Regulation S-K.

Policies and Procedures Regarding Review, Approval or Ratification of Related Person Transactions

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms of any related party transactions. Therefore, any material financial transaction between Zoom and any related person would need to be approved by our Audit Committee prior to us entering into such transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of Zoom's Common Stock as of April 10, 2007 by (i) each person who is known by Zoom to own beneficially more than five percent (5%) of Zoom's outstanding Common Stock, (ii) each of Zoom's directors and named executive officers, as listed below in the Summary Compensation Table under the heading "Executive Compensation", and (iii) all of Zoom's current directors and executive officers as a group.

On April 10, 2007 there were 9,346,966 issued and outstanding shares of Zoom's Common Stock. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to the shares listed. The information contained in this table is based upon information received from or on behalf of the named individuals or from publicly available information and filings by or on behalf of those persons with the SEC.

Name (1)	Number of Shares Beneficially Owned	% of Common Stock

Frank B. Manning(2)(3)	726,246	7.69%

Peter R. Kramer(4)	665,978	7.06%

Bernard Furman(5)	76,000	*

J. Ronald Woods(6)	54,000	*

Joseph J. Donovan(7)	36,000	*

Robert A. Crist(8)	40,000	*

Deena Randall(9)	50,000	*

Terry Manning (2)(10)	136,710	1.46%

All current Directors and Executive
Officers as a group (9 persons) (11)	1,784,934	18.19%

*Less than one percent of shares outstanding.

(1)
Unless otherwise noted: (i) each person identified possesses sole voting and investment power over the shares listed; and (ii) the address of each person identified is c/o Zoom Technologies, Inc., 207 South Street, Boston, MA 02111.

(2)
Includes 100,000 shares that Mr. Frank B. Manning has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007. Includes 3,368 shares held by Mr. Frank B. Manning's daughter, as to which he disclaims beneficial ownership.

(3)	Terry Manning and Frank B. Manning are brothers.

(4)	Includes 80,000 shares that Mr. Kramer has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007.

(5)	Includes 48,000 shares the Mr. Furman has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007.

(6)	Includes 48,000 shares that Mr. Woods has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007.

(7)	Includes 36,000 shares the Mr. Donovan has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007.

(8)	Includes 40,000 shares that Mr. Crist has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007.

(9)	Includes 50,000 shares that Ms. Randall has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007.

(10)	Includes 40,000 shares that Mr. Terry Manning has the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007.

(11)
Includes an aggregate of 442,000 shares that the current directors and named executive officers listed above have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007. Also includes an additional 25,000 shares that executive officers not listed above have the right to acquire upon exercise of outstanding stock options exercisable within sixty (60) days after April 10, 2007.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

The primary objectives of our Compensation Committee in developing executive compensation policies are to enhance the performance of Zoom by closely aligning the financial interests of our executive officers with those of our stockholders and to attract and retain key executives important to the long-term success of Zoom. Key elements of executive compensation include a base salary and equity incentive compensation in the form of stock options. Zoom pays its executive officers what the Compensation Committee believes to be relatively low base salaries while providing those officers with long-term incentive compensation and the opportunity to build an ownership interest in Zoom through the granting of stock options. Our emphasis on long-term incentive compensation through the granting of stock options is designed to align executives’ interests with those of our shareholders, retain executives through the term of the awards, and motivate our executives to strive for outstanding performance.

Components of Executive Compensation - 2006

The principal components of compensation for our named executive officers in 2006 were base salary, stock options and other benefits, including change in control and severance arrangements.

Base Salary. Base salaries are provided to the named executive officers to compensate them for services rendered during the year. Base salaries are determined for each executive based on their position, responsibilities and performance. Zoom pays its executive officers what it believes to be relatively low base salaries when compared to other similarly situated companies.

Stock Options. Stock option awards to named executive officers are determined based on each executive’s position with Zoom, responsibilities and performance. Zoom believes stock option awards are an important motivational tool in that the value of options held by each individual will increase to the extent the price of our common stock exceeds the exercise price of such options. Stock options typically vest over a period of two years. Vesting typically ceases upon termination of employment and exercise rights typically cease three months thereafter. In addition, vesting will accelerate upon a change-in-control of Zoom.

Other Benefits. We maintain broad-based benefits that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan.

Change-in-Control and Severance Benefits. Zoom has entered into an agreement with each of the named executive officers which provides certain benefits upon a change-in-control of Zoom or the termination of the executive’s employment. These agreements are described in more detail in this proxy statement under the heading “Employment, Termination and Change of Control Agreements”.

Compensation for the Named Executive Officers in 2006

Frank B. Manning, Zoom's Chief Executive Officer, received cash compensation for the year ending December 31, 2006, in the amount of $129,272. The Compensation Committee has not conducted any surveys of salaries of executive officers, but based upon its experience believes that the cash compensation of its executive officers, including the compensation received by Mr. Manning, is low compared to the cash compensation of comparable executive officers in similarly situated companies. The relatively low level of cash compensation of Mr. Manning reflects Zoom’s compensation strategy as well as Mr. Manning’s request to limit his cash compensation in favor of stock options.

During fiscal 2006 Mr. Manning was granted options to purchase 100,000 shares of Common Stock at an exercise price of $1.03 per share. Other named executive officers as a group were granted options to purchase 210,000 shares of Common Stock at an exercise price of $1.03 per share. In determining the number of options to be granted to the named executive officers, the Compensation Committee reviews recommendations provided by Mr. Manning, the Chief Executive Officer, and makes a determination regarding that recommendation based upon the following criteria: (i) the level of cash compensation; (ii) the compensation paid by companies that might compete with Zoom for the employee’s services; and (iii) the performance of the individual named executive officer. Each named executive officer’s total compensation package is reviewed as a whole, and recommendations from the Chief Executive Officer are given deference absent countervailing concerns.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the section of this proxy statement entitled “Compensation Committee Discussion and Analysis.” Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that such section be included in this proxy statement and incorporated by reference in Zoom’s Annual Report on Form 10-K for the year ended December 31, 2006.

Compensation Committee:
Joseph J. Donovan
Bernard Furman
J. Ronald Woods

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal year ended December 31, 2006 for our principal executive officer, principal financial officer and our other three most highly compensated executive officers who were serving as executive officers on December 31, 2006. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary		Option Awards (2)	All Other Compensation (3)	Total

Frank B. Manning, Chief Executive Officer	2006	$129,272		$172,625	$14,479	$316,376
Peter R. Kramer, Executive VP and Director	2006	$113,361	(1)	$138,100	$7,518	$258,979
Robert Crist, Vice President of Finance and Chief Financial Officer	2006	$147,264		$69,050	$12,280	$228,594
Deana Randall, Vice President of Operations	2006	$128,366		$86,312	$566	$215,244
Terry Manning , Vice President of Sales and Marketing	2006	$123,500		$69,050	$6,369	$198,919

(1)	Mr. Kramer worked a reduced work schedule for a portion of 2006.

(2)
The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) for all stock options granted in 2006 and SFAS 123 for all stock options prior to January 1, 2006. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.

(3)
Consists of: (a) life insurance premiums paid by Zoom to the named executive officer: Mr. Frank B. Manning $1,699, Mr. Kramer $1,699, Mr. Crist $770, Mr. Terry Manning $379 and Ms. Randall $216; (b) payments for accrued but unused vacation time: Mr. Frank B. Manning $12,430, Mr. Kramer $5,469, Mr. Crist $7,080 and Mr. Terry Manning $5,640; (c) Zoom’s contribution to a 401(k) plan of $350 for each named executive officer; and (d) amounts paid for parking expense to Mr. Crist of $4,080.

Grants of Plan Based Awards

The following table sets forth information concerning each grant of an award made to a named executive officer during the year ended December 31, 2006 under any plan.

Name	Grant Date	Option Awards: Number of Securities Underlying Options (1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards (2)

Frank B. Manning	12/12/06	100,000	$1.03	$38,255
Peter R. Kramer	12/12/06	80,000	$1.03	$30,580
Robert Crist	12/12/06	40,000	$1.03	$15,290
Deena Randall	12/12/06	50,000	$1.03	$19,113
Terry Manning	12/12/06	40,000	$1.03	$15,290

(1)	These options vest as to 50% on each of the first and second anniversary of the date of grant provided the holder of the option remains employed by Zoom.

(2)	The amount reported under Grant Date Fair Value of Stock and Option Awards is computed in accordance with SFAS 123(R).

Outstanding Equity Interests

The following table sets forth information concerning outstanding stock options for each named executive officer as of December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (1)				Option Exercise Price		Option Expiration Date
	Exercisable Options		Unexercisable Options
Frank B. Manning	50,000 0	(2) (3)	50,000 100,000	(2) (3)	$ $	2.45 1.03	05/05/08 12/12/09
Peter R. Kramer	40,000 0	(2) (3)	40,000 80,000	(2) (3)	$ $	2.45 1.03	05/05/08 12/12/09
Robert Crist	20,000 0	(2) (3)	20,000 40,000	(2) (3)	$ $	2.45 1.03	05/05/08 12/12/09
Deena Randall	25,000 0	(2) (3)	25,000 50,000	(2) (3)	$ $	2.45 1.03	05/05/08 12/12/09
Terry Manning	20,000 0	(2) (3)	20,000 40,000	(2) (3)	$ $	2.45 1.03	05/05/08 12/12/09

(1)
All options set forth in the above table were granted under the 1990 Stock Option Plan, as amended and vest as to 50% on each of the first and second anniversary of the date of grant provided the holder of the option remains employed by Zoom. Options generally may not be exercised later than 36 months after the date of grant.

(2)	These options were granted on May 5, 2005.

(3)	These options were granted on December 12, 2006.

Option Exercises

None of our named executive officers exercised any stock options during the fiscal year ended December 31, 2006.

Employment, Termination and Change of Control Agreements

On December 12, 2006 the Compensation Committee of the Board of Directors of Zoom approved certain compensatory arrangements for each of the named executive officers. The purpose of these arrangements is to encourage the named executive officers to continue as employees and/or assist in the event a change-in-control of Zoom. Zoom has entered into agreements with each of the named executive officers formalizing the compensation arrangement described below.

The arrangements approved by the Board of Directors are as follows:

•
If the named executive officer is terminated by Zoom for any reason other than for cause or within six months after a change-in-control or liquidation of Zoom, then (i) all outstanding stock options issued after December 7, 2006 held by the named executive officer will become immediately vested and will be exercisable for a period of up to 30 days after termination and (ii) Zoom will pay severance to the named executive officer in an amount equal to the greater of three months’ base salary or a number of weeks of base salary equal to the number of full years employed by Zoom divided by two.

•
Each named executive officer will receive severance pay equal to six months’ base salary if (i) the named executive officer’s employment is terminated without cause within six months after a change-in-control, (ii) the named executive officer’s job responsibilities, reporting status or compensation are materially diminished and the named executive officer leaves the employment of the acquiring company within six months after the change-in-control, or (iii) Zoom is liquidated. In addition, in the event of a change-in-control or liquidation of Zoom, outstanding stock options granted on or after December 7, 2006 will become immediately vested.

Potential Termination and Change-in Control Payments

As of December 31, 2006 in the event a named executive officer is terminated by Zoom for any reason other than cause or a change-in-control or liquidation of Zoom the named executive officer would receive the following cash payments: Mr. Frank Manning $36,047; Mr. Kramer $36,047; Mr. Crist $33,984; Ms. Randall $35,786 and Mr. Terry Manning $28,500. These amounts represent the greater of three months salary or the number of weeks of base salary equal to the number of years employed by Zoom divided by two. In the event of termination as a result of a change-in-control or liquidation, the named executive officers would receive the following cash payments: Mr. Frank Manning $59,664; Mr. Kramer $59,664; Mr. Crist $67,698; Ms. Randall $59,232 and Mr. Terry Manning $57,000. These amounts represent six months’ base salary. In the event of either termination of employment, all options held by the named executive officers that were issued after December 7, 2006 would become immediately vested. The value of the acceleration of vesting would equal the number of shares multiplied by the excess of the then current stock price over the exercise price of the options. For the following example we have computed the value of the acceleration of vesting using the excess of the closing price of the stock on the last business day of 2006, which was $1.12, over the exercise price of the options. The value of acceleration of vesting for each named executive officer is: Mr. Frank Manning $9,000; Mr. Kramer $7,200; Mr. Crist $3,600; Ms. Randall $4,500 and Mr. Terry Manning $3,600.

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)(3)	All Other Compensation	Total

Bernard Furman	$2,500	$11,575	ំ	$14,075
J. Ronald Woods	$2,000	$11,575	ំ	$13,575
Joseph J. Donovan	$2,500	$11,575	ំ	$14,075

(1)
The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with SFAS 123(R) for all stock options granted in 2006. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.

(2)	As of December 31, 2006, each non-employee director holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
Bernard Furman	48,000
J. Ronald Woods	48,000
Joseph J. Donovan	36,000

(3) The number of shares underlying stock options granted to each non-employee director in 2006 and the grant date fair market value of such stock options is:

Name	Grant Date	Number of Shares underlying Stock Options Grants in 2006	Grant Date Fair Value of Stock Option Grants in 2006
Bernard Furman	1/10/2006 7/10/2006	12,000 12,000	$ $	6,845 4,730
J. Ronald Woods	1/10/2006 7/10/2006	12,000 12,000	$ $	6,845 4,730
Joseph J. Donovan	1/10/2006 7/10/2006	12,000 12,000	$ $	6,845 4,730

Each non-employee director of Zoom receives a fee of $500 per quarter plus a fee of $500 for each meeting at which the director is personally present. Travel and lodging expenses are also reimbursed.

Each non-employee director of Zoom is also granted stock options under Zoom's 1991 Directors Stock Option Plan, as amended (the "Directors Plan"). The Directors Plan provides in the aggregate that 450,000 shares of Common Stock (subject to adjustment for capital changes) may be issued upon the exercise of options granted under the Directors Plan. Each non-employee director automatically receives an option to purchase 12,000 shares of Common Stock on January 10 and July 10 of each year. The exercise price for the options granted under the Directors Plan is the fair market value of the Common Stock on the date the option is granted. During 2006 Messrs. Furman, Woods, and Donovan each received options to purchase 24,000 shares of Common Stock at an average exercise price of $1.275 per share.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Donovan, Furman and Woods. No member of the Compensation Committee was at any time during 2006, or formerly, an officer or employee of Zoom or any subsidiary of Zoom, nor has any member of the Compensation Committee had any relationship with Zoom requiring disclosure under Item 404 of Regulation S-K under the Exchange Act.

No executive officer of Zoom has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of our Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, Zoom directors and officers, as well as any person holding more than ten percent (10%) of Zoom's Common Stock, are required to report initial statements of ownership of Zoom's securities and any subsequent changes in such ownership to the Securities and Exchange Commission. Specific filing deadlines of these reports have been established and Zoom is required to disclose in this proxy statement any failure to file by these dates during the year ending December 31, 2006. Based on a review of such reports, and on written representations from reporting persons, Zoom believes that all Section 16(a) filing requirements were complied with during 2006.

PROPOSAL NO. 2

PROPOSAL TO AMEND THE ZOOM TECHNOLOGIES, INC.
1990 STOCK OPTION PLAN

The Board of Directors believes that the future success of Zoom depends, in large part, upon the ability of the Company to attract, retain and motive key employees and that the granting of stock options serves as an important factor in retaining key employees. In addition, the Board of Directors believes it is important to have a pool of options available for issuance in the event the Company considers potential acquisitions. On April 30, 2007, Zoom’s Board of Directors approved, subject to stockholder approval, an amendment to the Zoom Technologies, Inc. 1990 Stock Option Plan, as amended (the “1990 Stock Option Plan”), to (i) increase the number of shares reserved for issuance under the 1990 Stock Option Plan from 3,300,000 to 4,800,000 shares and (ii) extend the expiration date of the Plan from March 31, 2008 to March 31, 2018. As of April 10, 2007, there were 531,646 shares remaining available for issuance under the 1990 Stock Option Plan.

If the amendment is approved by the stockholders, the 1990 Stock Option Plan would be amended as follows:

•	the second paragraph of Section 5 of the 1990 Stock Option Plan would be deleted in its entirety and replaced with the following:

“The aggregate number of Shares for which Options may be granted shall not exceed 4,800,000 Shares, but in no event shall the aggregate number of Shares under the Plan that may be subject, from time to time, to outstanding options granted to any one Employee exceed 5% of the Shares of the Company then outstanding.”

•	the first paragraph of Section 17 of the 1990 Stock Option Plan would be deleted in its entirety and replaced with the following:

“The Plan shall expire on March 31, 2018 unless terminated earlier by resolution of the Shareholders of the Company.”

Purpose of Plan

The purpose of the 1990 Stock Option Plan is to advance the interests of Zoom by encouraging equity participation in Zoom by directors (excluding non-employee directors), officers and employees of Zoom through the acquisition of shares of Common Stock upon the exercise of options granted under the 1990 Stock Option Plan.

General Provisions

Any individuals in the full-time or part-time employment of Zoom or an affiliate of Zoom including Board members who are also employees, consultants and any other individuals the Board deems to be an employee for the purposes of the 1990 Stock Option Plan, is eligible to receive options under the 1990 Stock Option Plan. As of April 10, 2007, there were approximately 64 persons eligible to participate in the 1990 Stock Option Plan.

The 1990 Stock Option Plan is currently administered by the Compensation Committee, which is a committee consisting of three independent directors designated by the Board of Directors. The members of the Compensation Committee are not eligible to receive options under the 1990 Stock Option Plan. The Compensation Committee determines the persons to whom stock options are granted, the number of shares covered by the options, the term of any option and the time during which any option is exercisable. The 1990 Stock Option Plan provides that the number of shares of Common Stock of Zoom that may be subject, from time to time, to outstanding options granted to any one employee shall not exceed five percent (5%) of the outstanding shares of Zoom.

The options granted under the 1990 Stock Option Plan may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the 1990 Stock Option Plan, the Compensation Committee may authorize payment of the exercise price in cash, by delivery of shares of Common Stock having a fair market value equal to the purchase price of the shares, or a combination of cash and shares of Common Stock.

Subject to the earlier termination of an option in the event of termination of employment, death or disability, as described below, the Compensation Committee may, in its sole discretion, at the time of the grant of an option, specify a particular time period during which the optionee must exercise its option and the number of options which may be exercised during such designated time period; provided, however, that no option may expire more than ten (10) years from the date of grant.

Options granted under the 1990 Stock Option Plan may not be transferred.

In the event an option holder ceases to be an eligible employee of Zoom for any reason other than death or disability, the holder’s options will terminate one month following the date of termination of employment. If an option holder ceases to be an eligible employee of Zoom as a result of death or disability, the holder’s options will terminate upon the earlier to occur of (i) the passage of sixty (60) days after the grant of probate of the holder’s will or letters of administration in the case of the death of the holder or (ii) one year after the date of the holder’s death or disability.

Currently the 1990 Stock Option Plan is scheduled to expire on March 31, 2008. The Board has approved an amendment to the 1990 Stock Option Plan which, if approved by the stockholders, would extend the term of the 1990 Stock Option Plan until March 31, 2018.

In the event that any option granted under the 1990 Stock Option Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option shall be available for subsequent option grants.

As of April 10, 2007, options to purchase an aggregate of 670,000 shares of Common Stock (net of terminations) were outstanding under the 1990 Stock Option Plan, including those set forth below:

Name	Number of Shares Subject to Options Granted	Average Exercise Price

Frank B. Manning	200,000	$1.74

Peter R. Kramer	160,000	$1.74

Robert A. Crist	80,000	$1.74

Deena M. Randall	100,000	$1.74

Terry Manning	80,000	$1.74

All current executive officers as a group (6 persons)	670,000	$1.74

All current employees who are not executive officers, as a group	50,000	$1.74

No options have been or will be granted under the 1990 Stock Option Plan to any director or associate thereof who is not an executive officer of Zoom. No options have been or will be granted under the 1990 Stock Option Plan to any associate of an executive officer.

On April 10, 2007 the closing price of Zoom’s Common Stock on the Nasdaq Stock Capital Market was $1.79 per share.

The Compensation Committee may amend, alter, suspend or discontinue the 1990 Stock Option Plan; provided, however, that the Compensation Committee may not without stockholder approval make any alteration that would materially increase the benefits to participants under the l990 Stock Option Plan, including any amendment which (i) increases the number of shares of Common Stock for which options may be granted; (ii) reduces the option price of any option; (iii) alters the eligibility provisions of the 1990 Stock Option Plan, or (iv) changes the expiration date of the 1990 Stock Option Plan.

New Plan Benefits

Zoom is unable to determine the dollar value and number of stock awards that may be received by or allocated to (i) any of our named executive officers, (ii) our current executive officers, as a group and (iii) our employees who are not executive officers, as a group, as a result of the approval of the amendment to the 1990 Stock Option Plan because all stock awards are granted by the Compensation Committee on a discretionary basis. No stock awards will be make under the 1990 Stock Option Plan to any current directors who are not executive officers.

Federal Tax Consequences of the 1990 Stock Option Plan

The following general discussion of the federal income tax consequences of the issuance and exercise of options granted under the 1990 Stock Option Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current, promulgated and proposed regulations thereunder, existing administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change (perhaps with retroactive effect). This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 1990 Stock Option Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each option holder should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws. The 1990 Stock Option Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The recipient of a stock option under the 1990 Stock Option Plan will not recognize any taxable income upon the grant of an option under the 1990 Stock Option Plan. Generally, an option holder recognizes ordinary taxable income at the time an option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. However, participants in the 1990 Stock Option Plan, may be subject to Section 16(b) of the Securities Exchange Act of 1934 (“Section 16(b)”) upon the sale of their shares of Common Stock. Different tax rules apply with respect to option holders who are subject to Section 16(b) when they acquire Common Stock in a transaction deemed to be a nonexempt purchase under that statute and this may affect their tax liability.

An option holder who pays the exercise price, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

Zoom will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided it reports the income on a W-2 or Form 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of Common Stock received upon exercise of an option, he will recognize capital gain or loss equal to the difference between the amount realized and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the option. Any such capital gain or loss would be long term if the holding period for the shares is more than one year. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

Vote Required to Approve the Amendment to the 1990 Stock Option Plan

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required to approve the proposal to amend the 1990 Stock Option Plan. Proxies will be voted in favor of the action unless otherwise instructed by the stockholders.

The Board of Directors recommends a vote FOR the approval of Proposal No. 2, the amendment to the Zoom Technologies, Inc. 1990 Stock Option Plan.

PROPOSAL NO. 3

PROPOSAL TO AMEND THE ZOOM TECHNOLOGIES, INC.
1998 EMPLOYEE EQUITY INCENTIVE PLAN

The Board of Directors believes that the future success of Zoom depends, in large part, upon the ability of the Company to attract, retain and motive key employees and that the granting of stock options serves as an important factor in retaining key employees. In addition, the Board of Directors believes it is important to have a pool of options available for issuance in the event the Company considers potential acquisitions. On April 30, 2007, Zoom’s Board of Directors approved, subject to stockholder approval, an amendment to the Zoom Technologies, Inc. 1998 Employee Equity Incentive Plan, as amended (the “1998 Plan”), to increase the number of shares reserved for issuance under the 1998 Plan from 1,200,000 to 2,700,000 shares. As of April 10, 2007, there were 141,550 shares remaining available for issuance under the 1998 Plan.

If the amendment is approved by the stockholders, the 1998 Plan would be amended as follows:

•	the first sentence of Section 5(a) of the 1998 Plan would be deleted in its entirety and replaced with the following:

“Subject to adjustment under subsection (b), Awards may be made under the Plan of Options to acquire not in excess of 2,700,000 shares of Common Stock.”

Purpose of Plan

The purpose of the 1998 Plan is to attract and retain employees and provide an incentive for them to assist Zoom to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

General Provisions

All employees of Zoom, other than officers and directors, are eligible to receive options under the 1998 Plan. As of April 10, 2007, there were approximately 58 persons eligible to participate in the 1998 Plan.

The Board of Directors has the authority to adopt, alter and repeal the 1998 Plan, as it shall from time to time consider advisable, and to interpret the provisions of the 1998 Plan. The decisions of the Board of Directors shall be final and binding. To the extent permitted by applicable law, the Board of Directors may delegate to the Compensation Committee the power to grant options under the plan.

The 1998 Plan is currently administered by the Compensation Committee, which is a committee consisting of three independent directors designated by the Board of Directors. The members of the Compensation Committee are not eligible to receive options under the 1998 Plan. The Compensation Committee determines the persons to whom stock options are granted, the number of shares covered by the options, the term of any option and the time during which any option is exercisable.

The Compensation Committee establishes the exercise price for all options granted under the 1998 Plan. In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the 1998 Plan, the Compensation Committee may authorize payment of the exercise price in cash, by delivery of shares of Common Stock having a fair market value equal to the purchase price of the shares, by delivery of a promissory note, by the reduction of the shares of Common Stock the holder of the option would be entitled to receive upon exercise of the option, or by any combination of the above.

In the event of a change in control of Zoom, the Board of Directors may, at the time an option is granted or at any time thereafter: (i) provide for the acceleration of any time period relating to the exercise of the option, (ii) provide for the purchase of the option upon the holder's request for an amount of cash or other property that could have been received upon the exercise of the option had the option been currently exercisable, (iii) adjust the terms of the option in a manner determined by the Board of Directors to reflect the change in control, (iv) cause the option to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Board of Directors may consider equitable and in the best interests of Zoom.

As of April 10, 2007, options to purchase an aggregate of 542,250 shares of Common Stock (net of terminations) were outstanding under the 1998 Plan. The average exercise price of the 542,250 shares subject to options granted under the 1998 Plan is $1.864.

No director or executive officer hold any options granted under the 1998 Plan. All options granted under the 1998 Plan are held by employees who are not executive officers. No options have been or will be granted under the 1998 Plan to any director or executive officer of Zoom or any associate of a director or executive officer of Zoom.

On April 10, 2007 the closing price of Zoom’s Common Stock on the Nasdaq Capital Market was $1.79 per share.

New Plan Benefits

Zoom is unable to determine the dollar value and number of stock awards that may be received by or allocated to our employees who are not executive officers as a result of the approval of the amendment to the 1998 Plan because all stock awards are granted by the Compensation Committee on a discretionary basis. No stock awards will be made under the 1998 Plan to (i) any of our named executive officers, (ii) our current executive officers, as a group or (iii) any current directors who are not executive officers.

Federal Tax Consequences of the 1998 Employee Equity Incentive Plan

The following general discussion of the federal income tax consequences of the issuance and exercise of options granted under the 1998 Plan is based upon the provisions of the Internal Revenue Code as in effect on the date hereof, current, promulgated and proposed regulations thereunder, existing administrative rulings and pronouncements of the Internal Revenue Service, and judicial decisions, all of which are subject to change (perhaps with retroactive effect). This discussion is not intended to be a complete discussion of all of the federal income tax consequences of the 1998 Plan or of all of the requirements that must be met in order to qualify for the tax treatment described herein. In addition, because tax consequences may vary, and certain exceptions to the general rules discussed herein may be applicable, depending upon the personal circumstances of individual holders of securities, each option holder should consider his personal situation and consult with his own tax advisor with respect to the specific tax consequences applicable to him. No information is provided as to state tax laws. The 1998 Plan is not qualified under Section 401 of the Code, nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

The recipient of a stock option under the 1998 Plan will not recognize any taxable income upon the grant of an option under the 1998 Plan. Generally, an option holder recognizes ordinary taxable income at the time an option is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price.

An option holder who pays the exercise price, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above. To the extent the shares acquired upon exercise are equal in number to the shares surrendered, the basis of the shares received will be equal to the basis of the shares surrendered. The basis of shares received in excess of the shares surrendered upon exercise will be equal to the fair market value of the shares on the date of exercise, and the holding period for the shares received will commence on that date.

Zoom will generally be entitled to a compensation deduction for federal income tax purposes in an amount equal to the taxable income recognized by the option holder, provided it reports the income on a W-2 or Form 1099, whichever is applicable, that is timely provided to the option holder and filed with the IRS.

When an option holder subsequently disposes of the shares of Common Stock received upon exercise of an option, he will recognize capital gain or loss equal to the difference between the amount realized and the fair market value on the date on which the option holder recognized ordinary taxable income as a result of the exercise of the option. Any such capital gain or loss would be long term if the holding period for the shares is more than one year. The holding period for the shares generally would begin on the date the shares were acquired and would not include the period of time during which the option was held.

In certain cases, awards granted under the 1998 Plan may be treated as deferred compensation subject to the rules under Code Section 409A. These rules (i) impose restrictions on the timing of elections to defer the receipt of income, (ii) prohibit, with certain exceptions, the acceleration of payment of deferred compensation, and (ii) restrict the timing of the distribution of deferred compensation. Should any award under the 1998 Plan which is treated as deferred compensation for purposes of Code Section 409A fail to comply with these requirements, the option holder would be required to recognize as ordinary income the full value of the non-compliant award (and the full value of all similar awards that are treated as deferred compensation, whether or not they comply with the requirements of Code Section 409A) in the year such award vest. In addition to the inclusion in income, the option holder would also be subject to additional tax penalties and interest on the amount included in income under Section 409A of the Code.

Vote Required to Approve the Amendment to the 1998 Employee Equity Incentive Plan

The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the meeting, is required to approve the proposal to amend the 1998 Plan. Proxies will be voted in favor of the action unless otherwise instructed by the stockholders.

The Board of Directors recommends a vote FOR the approval of Proposal No. 3, the amendment to the Zoom Technologies, Inc. 1998 Employee Equity Incentive Plan.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed UHY LLP (“UHY”) as Zoom’s principal accountants and independent registered public accounting firm, to audit the consolidated financial statements of Zoom for the year ending December 31, 2007. A representative of UHY LLP will be present at the meeting and will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

Previous independent registered public accounting firm

On April 6, 2006 KPMG LLP (“KPMG”) was terminated as Zoom’s principal accountants and independent registered public accounting firm. This action was approved by Zoom’s Audit Committee. KPMG’s reports on Zoom’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 did not contain any adverse opinion or a disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle.

In connection with the audits of Zoom’s fiscal years ended December 31, 2005 and 2004 and through April 6, 2006, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused it to make reference thereto in its reports on Zoom’s financial statements for such years. In connection with the audits of Zoom’s fiscal years ended December 31, 2005 and 2004 and through April 6, 2006, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

Zoom requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 12, 2006, was filed as Exhibit 16.1 to Zoom’s Current Report on Form 8-K filed with the SEC on April 12, 2006.

New independent registered public accounting firm

On April 6, 2006 upon the approval of Zoom’s Audit Committee, UHY LLP was engaged as its principal accountants and the independent registered public accounting firm. The appointment became effective on April 21, 2006. During Zoom’s fiscal years ended December 31, 2005 and 2004 and through April 6, 2006, Zoom did not consult with UHY LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and Item 304(a)(2)(ii) of Regulation S-K. The principal reason for the new engagement of UHY LLP was the substantially lower fees expected to be charged by UHY LLP in connection with Zoom’s 2006 audit as compared to the fees quoted by KPMG.

Through March 31, 2007 UHY LLP had a continuing relationship with UHY Advisors, Inc. (Advisors). Under this relationship UHY LLP leased auditing staff who were full time, permanent employees of Advisors. UHY LLP partners provide non-audit services through Advisors. UHY LLP has only a few full time employees. Therefore, few, if any, of the audit services performed were provided by permanent full time employees of UHY LLP. UHY LLP manages and supervises the audit services and the audit staff and is exclusively responsible for the opinion rendered in connection with its audit.

Principal Accountant Fees and Services

The following table summarizes the fees for audit services and for other services billed to us of Zoom’s principal accountants and independent registered pubic accounting firm: KPMG for the fiscal year ended December 31, 2005 and UHY and KPMG for its consent for the fiscal year ended December 31, 2006:

FEE CATEGORY	2005	2006
Audit fees (1)	$134,991	$148,131
Audit-related fees (2)	2,500	-
Tax fees (3)	22,040	$10,400
All other fees (4)	-	-
Total fees	$159,531	$158,531

(1)
Audit Fees. Consists of fees billed for professional services rendered for the audit of Zoom’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory filings and engagements. UHY’s fees were $138,131 and KPMG’s fees were $10,000.

2

(2)
Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Zoom’s consolidated financial statements and are not reported under "Audit Fees".

(3)
Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services were comprised primarily of services for federal, state and international tax compliance.

(4)	All Other Fees. Consists of fees for products and services other than the services reported above.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The Audit Committee may also pre-approve particular services on a case-by-case basis. During our fiscal year ended December 31, 2006, no services were provided to us by UHY other than in accordance with the pre-approval procedures described herein.

CODE OF ETHICS

Zoom has adopted a Code of Ethics for Senior Financial Officers that applies to Zoom's principal executive officer and its principal financial officer, principal accounting officer and controller, and other persons performing similar functions. Zoom's Code of Ethics for Senior Financial Officers is publicly available on its website at www.zoom.com. If Zoom makes any amendments to this Code of Ethics or grants any waiver, including any implicit waiver, from a provision of this Code of Ethics to Zoom's principal executive officer, principal financial officer, principal accounting officer, controller or other persons performing similar functions, Zoom will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of waiver in a current report on Form 8-K.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS AND RECOMMENDATIONS FOR DIRECTOR

Stockholder proposals for inclusion in Zoom's proxy materials for Zoom's 2008 Annual Meeting of Stockholders must be received by Zoom no later than January 14, 2008. These proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals.

Stockholders who wish to make a proposal at Zoom's 2008 Annual Meeting - other than one that will be included in Zoom's proxy materials - should notify Zoom no later than April 4, 2008. If a stockholder who wishes to present such a proposal fails to notify Zoom by this date, the proxies that management solicits for the meeting will have discretionary authority to vote on the stockholder's proposal if it is properly brought before the meeting. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the proxy rules of the Securities and Exchange Commission.

Stockholders may make recommendations to the Nominating Committee of candidates for its consideration as nominees for director at Zoom's 2008 Annual Meeting of Stockholders by submitting the name, qualifications, experience and background of such person, together with a statement signed by the nominee in which he or she consents to act as such, to the Nominating Committee, c/o Secretary, Zoom Technologies, Inc., 207 South Street, Boston, Massachusetts 02111. Notice of such recommendations should be submitted in writing as early as possible, but in any event not later than 120 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof and must contain specified information and conform to certain requirements set forth in Zoom's Bylaws. In addition, any persons recommended should at a minimum meet the criteria and qualifications referred to in the Nominating Committee's charter, a copy of which is publicly available on Zoom's website at www.zoom.com. The letter of recommendation from one or more stockholders should state whether or not the person(s) making the recommendation have beneficially owned 5% or more of Zoom's Common Stock for at least one year. The Nominating Committee may refuse to acknowledge the nomination of any person not made in compliance with the procedures set forth herein, in the Nominating Committee's Charter or in Zoom's Bylaws.

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STOCKHOLDER COMMUNICATIONS

Any stockholder wishing to communicate with any of Zoom's directors regarding Zoom may write to the director c/o Investor Relations, Zoom Technologies, Inc., 207 South Street, Boston, Massachusetts 02111. Investor Relations will forward these communications directly to the director(s).

OTHER MATTERS

The Board of Directors knows of no other business to be presented for consideration at the Annual Meeting other than described in this proxy statement. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any filing by Zoom under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report on Executive Compensation," and "Audit Committee Report" shall not be deemed to be so incorporated, unless specifically otherwise provided in any such filing.

ANNUAL REPORT ON FORM 10-K

Copies of Zoom's Annual Report on Form 10-K for the year ending December 31, 2006, as filed with the Securities and Exchange Commission, are provided herewith and available to stockholders without charge upon written request addressed to Zoom Technologies, Inc., 207 South Street, Boston, Massachusetts 02111, Attention: Investor Relations.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS ARE URGED TO FILL IN, SIGN, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By order of the Board of Directors

Frank B. Manning, President

Boston, Massachusetts May 18, 2007

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ZOOM TECHNOLOGIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

JUNE 22, 2007

The undersigned stockholder of ZOOM TECHNOLOGIES, INC., a Delaware corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated May 18, 2007, and hereby appoints Frank B. Manning and Robert A. Crist, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 207 South Street, Boston, Massachusetts 02111, on Friday, June 22, 2007, at 10:00 A.M. Eastern Time, and at any adjournment or adjournments thereof, with all power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Meeting in accordance with the following instructions and with discretionary authority upon such other matters as may come before the meeting. All previous proxies are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AS DIRECTORS AND FOR THE PROPOSALS TO AMEND THE 1990 STOCK OPTION PLAN AND THE 1998 EMPLOYEE EQUITY INCENTIVE PLAN.

DETACH PROXY CARD HERE
v                    v

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AS DIRECTORS, AND FOR THE TWO STOCK OPTION AMENDMENTS PROPOSTED BELOW.

1. ELECTION OF DIRECTORS:	☐	FOR ALL NOMINEES except as marked to the contrary below	☐	WITHHOLD AUTHORITY to vote for all nominees

Nominees: JOSEPH J. DONOVAN, BERNARD FURMAN, PETER R. KRAMER, FRANK B. MANNING,  AND J. RONALD WOODS

Vote withheld from the following Nominee(s): ____________________________________________________________

Instructions: To withhold authority to vote for any individual nominee write that nominee's name in the space provided above.

2. TO AMEND THE COMPANY'S 1990 STOCK OPTION PLAN AS DESCRIBED IN THE PROXY STATEMENT.

☐ FOR
☐ AGAINST
☐ ABSTAIN

3. TO AMEND THE COMPANY'S 1998 EMPLOYEE EQUITY INCENTIVE PLAN AS DESCRIBED IN THE PROXY STATEMENT.

☐ FOR
☐ AGAINST
☐ ABSTAIN

If the address shown is not correct, please check this box & show the correct address at left.	☐

Signatures should be the same as the name printed hereon. Executors, administrators, trustees, guardians, attorneys, and officers of corporations should add their titles when signing.

Signature: ___________________________________Date:_____________

Signature: ___________________________________Date:_____________

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope